EXHIBIT 99.1

Barfresh Food Group Inc. Announces Update of Operations

Denver, CO – May 14, 2012 Barfresh Food Group Inc. (OTCBB: BRFH) ("Barfresh Food Group" or the "Company"), a manufacturer and distributor of unique ready to blend beverages utilizing its proprietary patent-pending packaging technology, is pleased to announce the following update of operations:

The Company has entered into a manufacturing agreement with a well-established dairy manufacturer located in Salt Lake City, Utah.  Proprietary equipment, owned by and specific to Barfresh Food Group’s patent-pending packaging technology for its ready to blend beverage products is currently being installed. The Company anticipates manufacturing to begin in June with nationwide product shipments to follow shortly.

Barfresh Food Group’s CEO, Riccardo Delle Coste, was quoted as saying, “We are extremely excited about the current opportunities in the U.S. for our unique products. We believe the rapidly growing interest from Americans for healthy beverage alternatives and the necessity for their children to have the same choices provides perfect timing for our entry into the U.S. market.”

Mr. Delle Coste goes on to say, “We recently attended the National Restaurant Association meeting in Chicago and we believe that our unique ready to blend products were met with significant interest. We are currently in discussions with a number of large multi-national quick service restaurant chains, fast food franchises, large strategic distributors, as well as discussing distribution opportunities with various vendors in the retail grocery segment. This is a very exciting time for us.”  There are no assurances that the Company will enter into agreements with any of the interested parties.

Further details of the Company's business, finances, appointments and agreements can be found as part of the Company's continuous public disclosure as a reporting issuer under the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission's ("SEC") EDGAR database. For more information please visit: www.smoothieinc.com or www.barfresh.com/us.

About Barfresh Food Group Inc.
Barfresh Food Group, Inc. is a manufacturer and distributor of ready to blend beverages. The Company utilizes a proprietary patent pending system, using controlled pre-packaged portions, to deliver a freshly made smoothie that's quick, cost efficient, healthy and with no waste. Barfresh Food Group, Inc. acquired the technology to manufacture a "sealed pack of ingredients for an individual smoothie," as well as the exclusive North American rights. Barfresh Food Group Pty Ltd. began manufacturing and selling the products, Smoo Smoothies®, in 2005. Barfresh Australia currently provides the smoothie packs to a number of chains (including two major international chains) in Australia and a number of other countries.

Barfresh Food Group, Inc. intends to follow a similar business model in the U.S. as that of Barfresh Australia. The Company intends to sell ready-to-blend all natural beverages primarily to restaurant chains in the fast food and fast casual dining sector.  In addition, Barfresh Food Group, Inc. intends to target the retail consumer market, including grocery stores and other retail outlets.

Forward Looking Statement Notice:
This press release includes "forward-looking statements" as defined by the U.S. Securities and Exchange Commission (the "SEC").  All statements, other than statements of historical fact, included in the press release that address activities, events or developments that the Company believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors the Company believes are appropriate under the circumstances.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company and may not materialize.  Investors are cautioned that any such statements are not guarantees of future performance.  The contents of this release should be considered in conjunction with the warnings, risk factors and cautionary statements contained in the Company’s recent filings with the SEC, including its Annual Report on Form 10-K and Quarterly Report on Form 10-Q.  Furthermore, the Company does not intend, and is not obligated, to update publicly any forward-looking statements, except as required by law.

For more information contact:
Arnold Tinter
303 502-5233
info@barfresh.com